EXHIBIT 99.2

CAUTIONARY STATEMENT

We require immediate funding and if we are unable to meet our significant capital needs, we may be required to cease operations.  Our ability to continue as a going concern depends upon our ability to obtain additional debt and/or equity financing.  We are required to pay approximately $500,000 in interest to holders of outstanding debt during fiscal year 2005.  The terms of any future equity financing are expected to be highly dilutive to our existing security holders.  The delisting of our securities from the Nasdaq SmallCap Market that occurred in March 2003 has negatively affected our ability to raise capital.  We expect to face substantial difficulty in raising funds in the current market environment and we cannot provide any assurance that such additional financing will be available on terms acceptable to us or at all.  If we are unable to obtain adequate financing on acceptable terms, we will be unable to continue operations.  In addition, the report of our independent registered public accounting firm for fiscal year 2004 includes an explanatory paragraph expressing doubt about our ability to continue as a going concern.

We will require substantial additional financing, which may be difficult to obtain.  Our failure to obtain necessary financing or doing so on unfavorable terms could adversely affect our development programs and other operations.  We currently estimate we will need at least $12.5 million in additional financing to bring our AtriLaze™ system to market for the minimally invasive treatment of atrial fibrillation as a stand-alone procedure.  This financing will be required for our operations through mid-2006.  Our future capital requirements will depend on many factors, including;

•                  the scope (and associated costs) and results of our pre-clinical and clinical trials;

•                  the timing of, and the costs involved in, obtaining regulatory approvals;

•                  the cost of manufacturing activities;

•                  the cost of commercialization activities, including product marketing;

•                  the costs involved in defending against any patent infringement actions brought against us by third parties;

•                  our ability to establish and maintain additional collaborative arrangements;

•                  advancement of other product candidates by us into development; and

•                  potential acquisition or licensing of other products or technologies.

Additional financing may not be available to us when we need it or it may not be available on favorable terms.  If we are unable to obtain adequate financing on a timely basis, we may be required to significantly curtail or cease one or more of our development, licensing or acquisition programs.  We could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own.  If we raise additional funds by issuing equity securities, our then-existing stockholders will experience ownership and/or share price dilution and the terms of any new equity securities may have preferences over our common stock.

The $12.5 million in financing is estimated to enable us to bring our AtriLaze system to market for the minimally invasive treatment of atrial fibrillation as a stand-alone procedure, but does not provide capital to allow us to pay off our indebtness to PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities, and Peter L. Hauser.  Our obligations to PKM and Hauser are in the amount of $3,443,333 and is due on June 30, 2005.  If we are unable to renegotiate the debt on satisfactory terms, we will require additional funds to either pay off or refinance such debt.  See our Form 10-KSB Annual Report for fiscal year ended April 30, 2004.

We have announced our intention to exit the mechanical heart valve business.  Revenues from heart valve sales have been declining significantly and may slow to a minimal amount or even zero.  Under our planned entry into the atrial fibrillation market, we do not expect revenues until the middle of calendar year 2006 at the earliest.  We will be required to fund the development of our atrial fibrillation business through issuance of equity or debt.  Even if we begin to recognize revenues from our atrial fibrillation business, it may be several years, if ever, before we achieve profitability and positive cash flow.  We cannot provide any assurance that future additional financings will be available on terms acceptable to us or at all.

We anticipate future losses and negative cash flows, which may limit or delay our ability to become profitable.  We have incurred losses in each of the last eight fiscal years.  We had net losses of $6,238,990 in the fiscal year ended April 30, 2004, and $4,667,709 for the fiscal year ended April 30, 2003.  As of October 31, 2004, we had an accumulated deficit of $27,127,111.  If we fail to obtain additional financing when required, we may not be able to develop our proposed products, including the development and introduction of our atrial fibrillation products.  We require the net proceeds of this offering to continue our operations.

Our announced intention to exit the heart value business may result in a loss on the carrying value of the assets and may leave us with lingering liabilities.  We have been searching for several months for a buyer of our mechanical heart value business and pyrolytic carbon manufacturing technology.  Our Omnicarbon® mechanical heart valve, while technically a very good product, never achieved commercial success.  The worldwide market for mechanical heart values is very competitive and dominated by much larger companies.  The trend in heart valve replacement surgery has been away from mechanical valves to valves made from cadaver or animal tissue.  Prospective buyers recognize the need for substantial investment to build market share for the Omnicarbon heart valve.  Our announcements about discontinuing the heart valve have allowed competitors to raise concerns about corporate support to the Company’s customers.  We can give no assurance that we will attract a buyer for our heart valve business, or if a buyer is found, that we will realize any material amount for these assets.

MedicalCV has sold over 40,000 mechanical heart valves from 1992 through 2004.  We must assure that a majority of the patients who received MedicalCV heart valves are still alive.  If any of these patients were to have a problem with their heart valve they could assert damages against the Company.  A prospective buyer may require us to indemnify their losses incurred from valves manufactured or sold by MedicalCV.  We carry $5.0 million in products liability insurance.  Products liability insurance is expensive.  There can be no assurance that products liability insurance will continue to be available to if available at rates we can afford and us.

Prospective buyers of the heart valve business could also demand other representations and warranties regarding the Company’s products, regulatory filings, and intellectual property.  Prospective buyers could make monetary claims against the Company for damages or perceived damages covered by these representations and warranties.

Substantially all of our assets are pledged to lenders and subject to risk of loss.  In connection with various bridge loan transactions entered into during 2003, substantially all of our assets were pledged to secure our indebtedness to PKM and Peter L. Hauser, who following the transaction in which he participated became the beneficial owner of over 10 percent of our securities.  As of October 31, 2004, we were indebted to these lenders in the principal amount of $3,443,333. We cannot assure you that we will be able to obtain any additional financing, or that any financing obtained will be on terms favorable to us.  If we default under the terms of our agreements with the lenders, or if we are unable to repay our indebtedness to them when it becomes due on June 30, 2005, the lenders may elect to exercise their rights as secured creditors, which may include foreclosing upon and causing the sale of our assets.  If such event should occur, it would likely result in the termination of all of our business operations.

On November 17, 2004 we entered into an additional $500,000 discretionary credit agreement.  As of December 31, 2004, we had borrowed the entire $500,000, and under this agreement, it must be repaid by February 28, 2005.  This agreement is tied into the security agreement described above.

We intend to negotiate with PKM and Hauser to convert all or a portion of such indebtedness into our equity securities.  There can be no assurance that the lenders will be willing to convert their indebtedness or that any conversion would be on terms acceptable to us.

We are exiting the Heart Valve Business and entering a new business for us, Atrial Fibrillation.

We may be unsuccessful in our efforts to shift our business model to target high growth markets in cardiothoracic surgery.  We may be unsuccessful in our efforts to diversify, prompting continued reliance on financing activities to fund operations.  By changing our portfolio of cardiothoracic surgery products, we hope to reduce our reliance upon financing transactions, which may not be available to us.  We cannot, however, assure you that our efforts to change our product offerings will:

•                  be attainable;

•                  be profitable;

•                  reduce our reliance upon financing transactions; or

•                  enable us to continue operations.

The product we perceive as critical to our long-range success in the atrial fibrillation market is under development.  We acquired technology for the treatment of atrial fibrillation in the open-heart surgery setting.  Over the next 12-18 months we intend to develop products for closed chest beating heart minimally invasive procedures for the treatment of atrial fibrillation.  We cannot assure you that we will be able to design, develop and commercialize such a product(s).  We may need to secure or license technology from other companies in order to complete our products.  There can be no assurance that if such licenses are needed, they will be available at prices we can afford.

We can give no assurance that our AtriLaze System will be equal to or superior to other systems for ablation of cardiac tissue.  Our product is based upon the use of laser energy to ablate cardiac tissue.  Although laser energy has been used widely in various cardiac procedures, and we have obtained FDA 510(k) clearance to use the AtriLaze System for cardiac tissue ablation, we have not yet conducted human clinical studies.  Accordingly, these can be no assurance that the AtriLaze System will be clinically effective or commercially accepted.

We cannot assure you that our atrial fibrillation treatment will gain physician acceptance.  A limited number of cardiovascular surgeons and cardiologists can influence medical device selection and purchase decisions for a large portion of the target cardiovascular surgery patient population.  We cannot assure you that our cardiovascular surgery devices will gain any significant degree of physician acceptance, or that users will accept our systems as preferable to alternative products or methods of treatment.  Physician acceptance of our products depends upon our ability to demonstrate the clinical advantages of such systems.

Several major corporations have announced programs to develop products for atrial fibrillation.  These corporations have significantly larger resources to aid in their product development efforts.  These corporations are well known in the cardiovascular surgery market and have large, well-trained sales forces.  One or more of these corporations could introduce successful products before we do, or introduce more innovative products.  We cannot assure you that even if we introduce a product for minimally invasive treatment of atrial fibrillation that we will be able to compete against these much larger corporations.

Ablation of cardiac tissue is one approach to treating atrial fibrillation.  Large pharmaceutical companies currently market drugs for the treatment of atrial fibrillation.  There may be other surgical, electro-physiological or biological treatments developed for atrial fibrillation.  We cannot assure you that even if we introduce a product for minimally invasive treatment of atrial fibrillation, that drug, biopharmaceutical, or other alternative technologies will not be introduced that would make our product obsolete.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to use information that we regard as proprietary.  We also run the risk of infringing the proprietary rights of third parties.  We submitted one U.S. and foreign applications covering our atrial fibrillation technology.  We expect to seek patent protection for additional products that we may develop in the future.  The success of our efforts will depend, in part, on our ability to protect our products and to manufacture and sell them without infringing the rights of third parties.  The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain.  In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the U.S.  We cannot assure you that:

•                  any pending patent applications or any future patent applications will result in the issuance of patents;

•                  the scope of any patent protection will be effective to exclude competitors or to provide competitive advantages to us;

•                  we will be able to commercially exploit any issued patents before they expire;

•                  any of our patents will be held valid if subsequently challenged;

•                  others will not claim rights in, or ownership of, the patents and other proprietary rights we hold;

•                  our products and processes will not infringe, or be alleged to infringe, the proprietary rights of others; or

•                  we will be able to protect meaningful rights in proprietary technology over which we do not hold patents.

Furthermore, we cannot assure you that others have not developed or will not develop products that may duplicate any of our products or manufacturing processes, or that others will not design around our patents.  Other parties may independently develop or otherwise acquire substantially equivalent techniques, gain access to our proprietary technology or disclose such technology.  In addition, whether or not we obtain additional patents, others may hold or receive patents covering components of products we independently develop in the future.  We cannot assure you that third parties will not claim infringement by us, and seek substantial damages, with respect to current or future products.  If we were to become involved in a dispute regarding intellectual property (IP), whether our IP or that of another company, we may be involved in material legal proceedings.  Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays and require us to:

•                  cease manufacturing and selling the product in question, which could seriously harm us;

•                  enter into royalty or licensing agreements; or

•                  design commercially acceptable non-infringing alternative products.

We cannot assure you that we would be able to obtain royalty or licensing agreements, if required, on terms acceptable to us or at all, or that we would be able to develop commercially acceptable non-infringing alternative products.  Our failure to do so could have a material adverse effect upon our business, financial condition, operating results and cash flows.

If patients allege that the use of our cardiovascular surgery devices adversely affected them, we may face substantial product liability claims.  Substantial product liability litigation exists within the medical device industry.  Our products are used in cardiovascular surgery, and their failure may result in patient death.  We have had product liability claims in the past, which have been resolved without material financial cost to us.  We cannot assure you, however, that future product liability claims will not exceed the limits of our insurance coverage or that such insurance will continue to be available on commercially reasonable terms, or at all.  Consequently, a product liability claim or other claim with respect to uninsured liabilities, or in excess of insured liabilities, could have a material adverse effect on our business, financial condition, operating results and cash flows.  In addition, adverse publicity resulting from product liability litigation may materially adversely affect us regardless of whether the claims are valid or whether we are liable.  These claims may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

Key employees could leave our company at any time, impairing our development and profitability.  We depend heavily on the technical knowledge and industry expertise of our management team.  The development and execution of our business plan depends upon these individuals.  We do not have employment agreements with most of our key employees.  The departure of key people could materially and adversely affect our business, financial condition, operating results and cash flows.

We may be unable to recruit, motivate and retain qualified employees.  Our success depends upon our ability to attract, motivate and retain a sufficient number of qualified employees, including those who concentrate in research and development, sales, marketing and manufacturing, to keep pace with our product development schedules.  Even though we have not experienced shortages of qualified people to date, qualified individuals needed to fill these positions could be in short supply in our market.  Our inability to recruit, motivate and retain such individuals may delay the planned launch of new products, including the recruitment of individuals to develop our atrial fibrillation product, or result in high employee turnover, either of which could have a material adverse effect on our business, financial condition, operating results and cash flows.  Additionally, competition for qualified employees could require us to pay higher wages and provide additional benefits to attract sufficient employees.

We may need to fund multiple research studies throughout the lifecycle of each of our products, providing statistically significant scientific data to regulatory agencies and cost effectiveness data to third party payers.  The FDA, foreign regulatory agencies and third party health care payers may require scientific clinical outcomes data and cost effectiveness data.  We will need to provide this data throughout our products’ lifecycles.  Payers and governmental agencies may change the frequency and breadth of clinical research required, potentially significantly increasing our costs.  Without adequate positive outcomes data that demonstrate advantages from the use of our AtriLaze System, we may not achieve any significant market penetration.  We cannot assure you that our outcomes data will be adequate to meet present or future medical device utility requirements.  If our outcomes data does not meet such requirements, we may be unable to sell our products or obtain third party reimbursement for the costs of our products.

Substantial government regulation in the U.S. and abroad may restrict our ability to sell our atrial fibrillation technology, or other products.  The FDA and comparable regulatory authorities in foreign countries extensively and rigorously regulate our products, product development activities and manufacturing processes.  In the U.S., the FDA regulates the introduction of medical devices as well as the manufacturing, labeling and record-keeping procedures for such products.  We are required to:

•                  obtain clearance before we can market and sell medical devices;

•                  satisfy content requirements applicable to our labeling, sales and promotional materials;

•                  comply with manufacturing and reporting requirements; and

•                  undergo rigorous inspections.

The process of obtaining marketing clearance for new medical devices from the FDA can be costly and time consuming.  For example, the premarket clearance process can require numerous years to complete.  We cannot assure you that our future products will obtain FDA clearance on a timely basis, or at all.  Our products must also comply with laws and regulations of foreign countries in which we market such products.  In general, the extent and complexity of medical device regulation is increasing worldwide.  This trend may continue, and the cost and time required to obtain marketing clearance in any given country may increase as a result.  We cannot assure you that our products will obtain any necessary foreign clearances on a timely basis, or at all.

Once medical devices are cleared for sale, regulatory authorities may still limit the use of such products, prevent the sale or manufacture of such products or require a recall or withdrawal of such products from the marketplace.  Following initial clearance from regulatory authorities, we continue to be subject to extensive regulatory requirements.  Government authorities can withdraw marketing clearance due to our failure to comply with regulatory standards or due to the occurrence of unforeseen problems following initial clearance.  Ongoing regulatory requirements are wide-ranging and govern, among other things:

•                  annual inspections to retain CE mark for sale of products in the European Union;

•                  product manufacturing;

•                  supplier substitution;

•                  product changes;

•                  process modifications;

•                  medical device reporting; and

•                  product sales and distribution.

The FDA and various government agencies inspect our facilities from time to time to determine whether we are in compliance with applicable laws and regulations.  If we fail to comply or maintain compliance with medical device laws or regulations, regulatory authorities may fine us and bar us from selling our products.  If the FDA believes we are not in compliance with such laws or regulations, it can:

•                  seize our products;

•                  require a recall;

•                  withdraw previously granted market clearances;

•                  implement procedures to stop future violations; and/or

•                  seek civil and criminal penalties against us.

The uncertainty of third party reimbursements and possible health care reforms may adversely affect us.  Our ability to market products successfully in the U.S. will depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health insurers, health maintenance organizations and other third party payers.  Payers may challenge the need for, and prices of, medical products and services.  Payers may deny reimbursement for procedures that they deem experimental or for devices used in ways other than as cleared by the FDA or stated in their indications for use.  With respect to our products, some payers could deny coverage until the medical profession generally accepts the devices.  The inability of hospitals and other providers to obtain reimbursement from third party payers for our products would have a material adverse impact on our business, financial condition, operating results and cash flows.

Health care reform may also impact sales of new products in the U.S.  Reforms may include:

•                  mandated basic health care benefits;

•                  controls on health care spending through limiting the growth of private health insurance premiums and Medicare and Medicaid spending; and

•                  fundamental changes to the health care delivery system.

We anticipate that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies, and that public debate of these issues will likely continue in the future.  Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on our ability to market our current and future products.  Laws resulting from such reform initiatives could adversely impact our business, financial condition, operating results and cash flows.

Fluctuations in our operating results may result in decreases in the price of our securities.  Our operating results have and will continue to fluctuate significantly because of several factors, including the timing of FDA clearance, government policies regarding payment for our products and new technology.  Consequently, our operating results may fall below the expectations of public market analysts and investors.  In that event, the price of our securities would likely decrease.

A limited public market exists for our common stock.  We cannot assure you that there will be an active public market for our common stock.  Previously, our units, consisting of common stock and warrants, were listed on The Nasdaq SmallCap Market under the symbol “MDCVU” following completion of our initial public offering in November 2001.  In March 2003, our units were delisted from The Nasdaq SmallCap Market because we failed to satisfy the minimum stockholders’ equity requirement for continued listing and because the bid price of our units had been below $1.00 for 30 consecutive trading days.  Thereafter, our units traded on the OTC Bulletin Board.  Due to lack of market makers, our common stock did not trade between November 19, 2004 and December 20, 2004.  Our common stock resumed trading on the OTC Bulletin Board on December 21, 2004 under the symbol “MDCV”.

You may have difficulty reselling our common stock.  Our securities are subject to certain rules of the SEC relating to “penny stocks.”  Such rules require broker-dealers to make a suitability determination for purchasers and to receive the purchaser’s prior written consent for a purchase transaction, thus restricting the ability to purchase or sell our securities in the open market.  In addition, trading in our securities is conducted in the over-the-counter market on the OTC Bulletin Board, which was established for securities that do not meet Nasdaq listing requirements.  Selling our securities may be difficult because of the quantity of securities that may be bought and sold, the possibility that transactions may be delayed, and the low level of security analyst and news media coverage given to over-the-counter stocks.  These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

Our affiliated shareholders have significant control, which could reduce your ability to receive a premium for your securities through a change in control.  As of November 30, 2004, officers and directors of our company beneficially owned approximately 30.2 percent of our outstanding common stock.  As a result, they may be able to control our company and direct our affairs, including the election of directors and approval of significant corporate transactions.  This concentration of ownership could also delay, defer or prevent a change in control of our company, and make some transactions more difficult or impossible without their support.  These transactions might include proxy contests, tender offers, open market purchase programs or other share purchases that could give our shareholders the opportunity to realize a premium over the then prevailing market price of our securities.  As a result, this concentration of ownership could depress the price of our securities.

Minnesota law and our ability to issue preferred stock could deter a take-over or acquisition of our company.  Our articles of incorporation authorize the issuance of shares of preferred stock.  Our board of directors, without any action by our shareholders, is authorized to designate and issue the preferred stock in such classes or series, as it deems appropriate and establish the rights and privileges of such shares, including liquidation and voting rights.  Our ability to designate and issue preferred stock having preferential rights over our common stock could adversely affect the voting power and other rights of holders of common stock, should we determine to issue preferred stock.  We are also subject to the Minnesota Business Corporation Act, which includes provisions that limit the voting rights of persons acquiring specified percentages of shares of an issuing public corporation in a “control share acquisition” and restrict “business combinations” between issuing public corporations and specified persons acquiring their securities.  Our ability to issue preferred stock and the application of the provisions of Minnesota law discussed above could impede or deter another company from making a tender offer or other proposal to take us over.

Our business is vulnerable to risks resulting from international political and economic conditions.  Our ability to introduce new products and secure distribution channels may be adversely affected by political turmoil, terrorism and economic instability in those regions.